EXHIBIT 4.1

FORM OF 6.5 % MANDATORY CONVERTIBLE PREFERRED STOCK

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Number: H-1

6.5 % Mandatory Convertible Preferred Stock	Shares

CUSIP NO.: 422704 304

HECLA MINING COMPANY

FACE OF SECURITY

This certifies that Cede & Co. is the owner of fully paid and non-assessable shares of the 6.5% Mandatory Convertible Preferred Stock, par value $0.25 per share, of Hecla Mining Company (hereinafter called the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of Hecla Mining Company and all amendments thereto (copies of which are on file at the office of the Transfer Agent) to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, Hecla Mining Company has executed this certificate as of the date set forth below.

HECLA MINING COMPANY

By:
Name:	Philip C. Wolf
Title:	Senior Vice President – General Counsel

Dated: December , 2007

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of the Mandatory Convertible Preferred Stock referred to in the within mentioned Certificate of Designations.

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Transfer Agent

By:
Name:
Title:	Authorized Signatory

Dated:

REVERSE OF SECURITY

HECLA MINING COMPANY

The shares of 6.5% Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”) shall automatically convert on January 1, 2011 into a number of shares of common stock, par value $0.25 per share, of the Corporation (the “Common Stock”) as provided in the Certificate of Designations of the Corporation relating to the Mandatory Convertible Preferred Stock (the “Certificate Of Designations”). The shares of the Mandatory Convertible Preferred Stock are also convertible into shares of Common Stock upon the Corporation’s exercise of its provisional conversion right as provided in the Certificate of Designations. The shares of the Mandatory Convertible Preferred Stock are also convertible at the option of the holder, into shares of Common Stock at any time prior to January 1, 2011 as provided in the Certificate of Designations. The preceding description is qualified in its entirety by reference to the Certificate of Designations, a copy of which shall be furnished by the Corporation to any holder without charge upon request addressed to the Secretary of the Corporation at its principal office in Coeur d’Alene, Idaho, or to the Transfer Agent named on the face of this certificate.

The Corporation shall furnish to any shareholders, upon request, and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued so far as the same have been determined and of the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series. Any such request should be addressed to the Secretary of the Corporation at its principal office in Coeur d’Alene, Idaho, or to the Transfer Agent named on the face of this certificate.

ASSIGNMENT

For value received,                      hereby sell, assign and transfer unto

Please Insert Social Security or Other Identifying Number of Assignee

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.

SIGNATURE GUARANTEED

(Signature Must Be Guaranteed by a Member of a Medallion Signature Program)